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          WARRANT AGENCY AGREEMENT, dated as of          , 1997 (the
"Agreement") by and between EMILY ANNIE, INC., a New York corporation with principal offices at 392 Central Park West, New York, New York 10025 (the "Company") and OXFORD TRANSFER & REGISTRAR AGENCY, INC., 1130 S.W. Morrison, Suite 250, Portland, Oregon 97205 (the "Warrant Agent").

W I T N E S S E T H :

          WHEREAS, the Company has duly authorized the creation of an issue of warrants to be evidenced by certificates substantially in the form of Exhibit A and B hereto ("Warrant Certificates") each warrant ("Warrant") entitling the registered holder thereof to purchase, subject to the provisions of the Warrant Certificate and this Agreement, one share of the Common Stock, $.0001 par value, of the Company (the "Common Stock"); and

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange and replacement of the Warrant Certificates and exercise of the Warrants; and

          WHEREAS, the Company and the Warrant Agent desire to set forth in this Agreement the terms and conditions upon which the Warrant Certificates shall be issued, transferred, exchanged and replaced and the Warrants exercised, and to provide for the rights of the holders of the Warrants;

          NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Company and the Warrant Agent agree as follows:

ARTICLE I

Issuance and Execution of Warrants

          Section 1.01. The Company hereby appoints the Warrant Agent to act on behalf of the Company in accordance with the provisions hereinafter in this Agreement set forth, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with such provisions.

          Section 1.02. The Warrant Certificates shall be issued in registered form only. The text of the Warrant Certificates, including the form of assignment and subscription to be printed on the reverse side thereof shall be substantially in the form of Exhibit A and B hereto which text is hereby incorporated into this Agreement by reference as though fully set forth herein. Each Warrant Certificate shall evidence the right, subject to the provisions of this Agreement and of such Warrant Certificate, to purchase the number of fully paid and non-assessable shares of Common Stock stated therein, subject to adjustment as provided in Article III.

          Section 1.03. Upon the written order of the Company, signed by the President or any Vice-President and the Secretary, Treasurer, Assistant Secretary or Assistant Treasurer of the Company, the Warrant Agent shall issue and register Warrants in the names and denominations specified in said order, and will countersign and deliver Warrant Certificates evidencing the same in accordance with said order. Each Warrant Certificate shall be executed on behalf of the Company by the manual or facsimile signature of the President or any Vice-President of the Company, under its corporate seal, affixed or facsimile, attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company and shall be countersigned manually by the Warrant Agent. The Warrant Certificates shall not be valid for any purpose unless so countersigned. In case any officer whose facsimile ceased to be such before such Warrant Certificate is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of issuance.

          Section 1.04.     (1)     The term "Warrant Holder" as used herein
shall mean any person in whose name at the time any Warrant shall be registered upon the books to be maintained by the Warrant Agent for that purpose.

                         (2)     The term "Business Day" as used herein shall
mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed.



ARTICLE II

Warrant Price, Duration and Exercise of Warrants


          Section 2.01. Persons intending to exercise their redeemable Class A Warrants must present the Warrant and the exercise price to the Company's Transfer Agent, in order to receive one (1) share of Common Stock. Each Class A Warrant is exercisable at an exercise price of $7.00 from the Closing Date of this offering and continuing for three (3) years, at which time the Warrants expire. The Class A Warrants are immediately detachable.

     For each Class B Warrant, the holder is entitled to receive one (1) share of Common Stock, at an exercise price of $6.00 from the Closing Date and continuing for four (4) years thereafter, at which time the Warrants expire.


          Section 2.02. Subject to the provisions of Section 4.01, paragraph (4) of Section 4.03 and the form of reverse side of the Warrant Certificate, both Classes of Warrants may be exercised at any time prior to the expiration date at 5:00 P.M. New York State time if such date shall be a Business Day; and if not then at or before 5:00 P.M. New York State time on the next following Business Day. Any Warrants not exercised during said period shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the end of such period.


          Section 2.03.     (1)     The Warrant Holder may exercise a Warrant,
in whole or in part, upon surrender of the Warrant Certificate, with the exercise form thereon duly executed to the Warrant Agent at its corporate office, together with the Warrant Price for each share of Common Stock to be purchased in New York Clearing House funds or other funds acceptable to the Company.

                         (2)     Upon receipt of a Warrant Certificate with
the exercise form duly executed and accompanied by payment of the aggregate Warrant Price for the shares of Common Stock for which the Warrant is then being exercised, the Warrant Agent shall requisition from the transfer agent certificates for the total number of whole shares (as provided in Section 4.04) of Common Stock for which the Warrant is being exercised in such names and denominations as are required for delivery to the Warrant holder, and the Warrant Agent shall thereupon deliver such certificate to or in accordance with the instructions of the Warrant Holder. The Company covenants and agrees that it has duly authorized and directed its transfer agent (and will authorize and direct all its future transfer agents) to comply with all such requests of the Warrant Agent.

                         (3)     In case any Warrant Holder shall exercise his
Warrant with respect to less than all of the shares of Common Stock that may be purchased under such Warrant, a new Warrant Certificate for the balance shall be countersigned and delivered to or upon the order of such Warrant Holder.

                         (4)     The Company covenants and agrees that it will
pay, when due and payable, any and all taxes which may be payable in respect of the issue of Warrants, or the issue of any shares of Common Stock upon the exercise of Warrants. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of Warrant Certificates or shares of Common Stock in a name other than that of the Warrant Holder at the time of surrender, and until the payment of such tax, shall not be required to issue such Common Stock.

                         (5)     The Warrant Agent shall account promptly to
the Company with respect to Warrants exercised and currently account to the Company for moneys received by the Warrant Agent for the purchase of shares of Common Stock upon the exercise of Warrants.

                    (6) The Class A Warrants and the Class B Warrants are immediately detachable and tradeable separately.


ARTICLE III

Adjustment of Shares of Common Stock
Purchasable and of Warrant Price

          Section 3.01. Subject and pursuant to the provisions of this Section (3.01), the Warrant Price and number of Common Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

          (A) In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, the Warrant Prices shall be proportionately decreased as of the close of business on the date of record of said dividend.
          (B) If the Company shall at any time subdivide its outstanding Common Shares by recapitalization, reclassification or split-up thereof, the Warrant Price immediately prior to such subdivision shall be proportionately decreased, and if the Company shall at any time combine the outstanding Common Shares by recapitalization, reclassification or combination thereof, the Warrant Price immediately prior to such combination shall be proportionately increased. Any such adjustment to the Warrant Price shall become effective at the close of business on the record date for such subdivision or combination.

          (C) Upon any adjustment of the Warrant Price as hereinabove provided, the number of Common Shares issuable upon exercise of this Warrant shall be changed to the number of shares determined by dividing (i) the aggregate Warrant Price payable for the purchase of all shares issuable upon exercise of this Warrant immediately prior to such adjustment by (ii) the Warrant Price per share in effect immediately after such adjustment.

          (D) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash, or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Company or such successor or purchasing corporation as the case may be, shall execute with the Warrant Agent a supplemental Warrant Agreement providing that each registered holder of a Warrant shall have the right thereafter and until the expiration date to exercise such Warrant for the kind and amount of stock securities, cash, or assets receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of shares of Common Stock, for the purchase of which such Warrant might have been exercised immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 3.01.

          (E) On the effective date of any new Warrant Price, the number of shares as to which any Warrant may be exercised shall be increased or decreased so that the total sum payable to the Company on the exercise of such Warrant shall remain constant.

          (F) The form of Warrant need not be changed because of any change pursuant to this Article, and Warrants issued after such change may state the same Warrant Price and the same number of shares as it stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion (which shall be conclusive) make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof; and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.



ARTICLE IV

Other Provisions Relating to Rights of Warrant Holders

          Section 4.01. No Warrant Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of shares of Common Stock for any purpose, nor shall anything contained in any Warrant Certificate be construed to confer upon any Warrant Holder, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any action by the Company or any right to vote, give or withhold consent to any action by the Company (whether upon any recapitalization, issue of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings or other action affecting shareholders (except for notices provided for in 7.02 hereof), receive dividends or subscription rights, or otherwise, until such Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in this Agreement provided, however, that any such exercise on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares of Common Stock are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open and the Warrant surrendered shall not be deemed to have been exercised, in whole or in part as the case may be, until such date for the purpose of determining entitlement to dividends on such Common Stock, and such exercise shall be at the actual Warrant Price in effect at such date.

          Section 4.02. If any Warrant Certificate is lost, stolen, mutilated or destroyed, the Company and the Warrant Agent may, on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination and tenor as, and in substitution for, the Warrant Certificate so lost, stolen, mutilated or destroyed.

          Section 4.03.     (1)     The Company covenants and agrees that at
all times it shall reserve and keep available for exercise of Warrants such number of authorized shares of Common Stock as shall be required to permit the exercise in full of all outstanding Warrants and that it will make available to the Warrant Agent from time to time a number of duly executed certificates representing shares of Common Stock sufficient thereof.

                         (2)     Prior to the issuance of any shares of Common
Stock upon exercise of Warrants, the Company shall secure the listing of such shares of Common Stock upon any securities exchange upon which shares of Common Stock are then listed.

                         (3)     The Company covenants that all shares of
Common Stock issued on exercise of Warrants will be validly issued, fully paid, non-assessable and free of preemptive rights and that, if the taking of any action would cause an adjustment in the Warrant Price so that the exercise of a Warrant while such Warrant Price is in effect would cause a share of Common Stock to be issued at a price below its then par value, the Company will take such action as may, in the opinion of counsel, be necessary in order that upon exercise of the Warrants it may validly and legally issue shares of Common Stock that are fully paid, non-assessable and free of preemptive rights.

                         (4)     The Company will from time to time, furnish
the Warrant Agent with current Prospectuses meeting the requirements of the Act in sufficient quantity to permit the Warrant Agent to deliver a Prospectus to each registered holder of a Warrant Certificate upon exercise thereof. The Company further agrees to pay all fees, costs and expenses in connection with the preparation and delivery to the Warrant Agent of the Prospectus and to immediately notify the Warrant Agent in the event that (i) the Commission shall have issued or threatened to issue any order preventing or suspending the use of the Prospectus or suspending or revoking the exemption upon which such Prospectus was based; (ii) at any time the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) for any reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Act.

          Section 4.04. Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share of Common Stock in connection with the exercise of any Warrant, and in any case where the Warrant Holder would, except for the provisions of this
Section 4.04, be entitled under the terms of this Agreement to receive a fraction of a share of Common Stock upon the exercise of a Warrant, the Company shall, upon the exercise of the Warrant and receipt of the Warrant Price, issue the largest number of whole shares of Common Stock to which such Warrant or Warrants are entitled and if the Holder so elects at the time he exercises any Warrant, he may pay in cash for an additional fractional share in order to round out any fraction of a share of Common Stock to which he would otherwise be entitled upon exercise into one whole share. The amount which said Holder shall pay for such additional share shall be an amount in cash equal to the current value of such fraction computed on the basis of the mean between the high bid and low asked prices in the over-the-counter market for shares of Common Stock on the last Business Day prior to the date of exercise on which such bid and asked prices shall have been quoted as reported by The National Quotation Bureau Incorporated, but if the Common Stock is listed to trading on a national securities exchange (or similar central market), on the basis of the last reported sale price for shares of Common Stock on the principal such exchange or central market, on the last Business Day prior to the Date of Exercise upon which such a sale shall have been effected. If the Holder does not elect to purchase such additional fractional share at the time he exercises such Warrant, any fractional share to which he would otherwise be entitled upon conversion shall immediately be null and void.

          Section 4.05.     Notice to Warrant Holders provided for in Section
7.02 hereof shall be deemed given or made by the Company if sent by mail, first-class or registered, postage prepaid, addressed to the Warrant Holders at their last known addresses as they shall appear on the register maintained by the Warrant Agent.


ARTICLE V

Treatment of Warrant Holders

          Section 5.01. Prior to due presentment for registration or transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Warrant Holder as the absolute owner of such Warrant (notwithstanding any notation of ownership or other writing thereon) for the purpose of any exercise thereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.


ARTICLE VI
Split-up, Combination, Exchange and Transfer of Warrants

          Section 6.01. Any Warrant or Warrants may be split up, combined or exchanged for another Warrant or Warrants to purchase a like aggregate number of shares of Common Stock or may be transferred in whole or in part as provided in this Section 6.01. Any Warrant Holder desiring to split up, combine or exchange any Warrant or Warrants shall make such request in writing delivered to the Warrant Agent at its corporate office and shall surrender the Warrant Certificate or Certificates representing such Warrant or Warrants to be so split up, combined or exchanged at said office. Registration of transfers of an outstanding Warrant or outstanding Warrants shall be effected by the Warrant agent, from time to time upon the books to be maintained by the Warrant Agent for that purpose, upon surrender of the Warrant Certificate or Certificates representing such Warrant or Warrants to the Warrant Agent at its corporate office for registration of transfer, duly endorsed or accompanied by written instruments of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent, duly executed by the Warrant Holder or his attorney duly authorized in writing. Upon any such surrender for a split-up, combination, exchange or registration of transfer, the Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Warrant Agent shall not be required to effect any registration of transfer, split-up or exchange which will result in the issuance of a Warrant entitling the Warrant Holder to purchase upon exercise a fraction of a share of Common Stock or a number of whole shares of Common Stock and a fraction of a share of Common Stock, unless one or more of the Warrants delivered to the Warrant Agent to effect such registration of transfer, split-up or exchange entitles the Warrant Holder to purchase upon exercise a fraction of a share of Common Stock, and in such latter event, the Warrant Agent shall not be required in connection with such registration of transfer, split-up or exchange to issue more than one Warrant which entitled the Warrant Holder thereof to acquire a fraction of a share of Common Stock or a number of whole shares of Common Stock and a fraction of a share of Common Stock. The Warrant Agent may require such Warrant Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination, exchange or registration of transfer of Warrants.


ARTICLE VII

Concerning the Warrant Agent and Other Matters

          Section 7.01. The Company will from time to time promptly pay, subject to the provisions of Section 2.03, all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants.

          Section 7.02.     (1)     The Warrant Agent, or any successor to it
hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving two weeks notice in writing to the Company and to each registered Warrant Holder in accordance with the provisions of Section 4.05. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then any Warrant Holder may apply to any court of competent jurisdiction for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a corporation, firm or entity having its principal office in the United States of America, organized in good standing and doing business under the laws of the United States of America, or any state thereof, and authorized under such laws to exercise corporate trust or corporate agency powers and subject to supervision or examination by Federal or State authority and having a combined capital and surplus of not less than $35,000. The combined capital and surplus of any such successor Warrant Agent shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published at least annually pursuant to law or to the requirements of a Federal or State supervising or examining authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but the former Warrant Agent shall deliver and transfer to its successor any property at the time held by it hereunder and, if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers and rights of such predecessor Warrant Agent hereunder; and, upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligation. Not later than the effective date of any such appointment, the Company shall give notice thereof to the predecessor Warrant Agent and each transfer agent for the Common Stock, and shall forthwith give notice thereof to the Warrant Holders in accordance with the provisions of Section 4.05. Failure to give such notice, or any defect therein, shall not affect the validity of the appointment of the successor Warrant Agent.

                         (2)     Any corporation into which the Warrant Agent
may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which Warrant Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency business of the Warrant Agent, shall be the successor Warrant Agent under this Agreement without any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of the preceding paragraph. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agency may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

          In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

          Section 7.03. The Company agrees (i) that it will pay the Warrant Agent reasonable compensation for its services hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agency may reasonably incur in the execution of its duties hereunder; and (ii) that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

          Section 7.04. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of the Warrants, by their acceptance thereof, shall be bound:

               A. The Statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as described the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of Warrant Certificates except as herein provided;

               B. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company, nor shall it at any time be under any duty or responsibility to any Warrant Holder, to make or cause to be made any adjustment of the Warrant Price or of the shares of Common Stock, or to determine whether any facts exist which may require any of such adjustments, or with respect to the nature or extent of any such adjustments when made, or with respect to the method employed in making same;

               C. The Warrant Agent may consult with its counsel or other counsel satisfactory to it (including counsel for the Company) and the opinion of such counsel shall be full and complete authorization in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel provided the Warrant Agent shall have exercised reasonable care in the selection of such counsel;

               D. The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

               E. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered Warrant Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent may be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear;

               F. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity;

               G. The Warrant Agent shall act hereunder solely as agent and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or willful misconduct;

               H. The Warrant Agent shall not be under any responsibility with respect to the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof), nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or other securities, property or cash to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock or other securities or property will then issued be validly issued, fully paid and non-assessable or as to the Warrant Price or the number of, kind or amount of shares of Common Stock or other securities, other property or cash issuable upon exercise of any Warrant;

               I. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the President and Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein prescribed) which may be deemed to be conclusively proved and established by such signed statement;

               J. The Warrant Agent shall cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for registration of transfer or exchange or substitution and shall deliver to the Company from time to time, or otherwise dispose of, such canceled Warrant Certificate in a manner specified in writing by the Company; and

               K. The Company agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent arising out of or in connection with this Agreement, except as a result of the Warrant Agent's negligence or bad faith.

          Section 7.05. The Warrant Agent may, without the consent or concurrence of the Warrant Holder, by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in this Agreement that it shall have been advised by counsel (who may be counsel for the Company) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, or to confer additional rights upon the Warrant Holders.

          Section 7.06. All covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 7.07. Forthwith upon the appointment after the date hereof of any transfer agent other than Certificate Transfer Company, or if any subsequent transfer agent for the Common Stock, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

          Section 7.08. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given or made of sent by registered mail, postage prepaid, addressed (until another addressed is filed in writing by the Company with the Warrant Agent) as follows:

                    EMILY ANNIE, INC.
                    392 Central Park West
                    New York, New York  10025
                    Attn: Emily Putterman


Any notice or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given or made of sent by registered mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

                    OXFORD TRANSFER & REGISTRAR AGENCY, INC.
                    1130 S.W. Morrison, Suite 250
                     Portland, Oregon 97205


Any notice or demand authorized by this Agreement to be given or made by the Company or the Warrant Agent to or on the Warrant Holders shall be given in accordance with the provisions of Section 4.05.

          Section 7.09. The validity, interpretation and performance of this Agreement and of the Warrants shall be governed by the law of the State of New York.

          Section 7.10. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended or shall be construed to confer upon, or give to any person or corporation other than the parties hereto and the Warrant Holders any right, remedy or claim under promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Warrant Holders.

          Section 7.11. A copy of this Agreement shall be available at all reasonable times at the business offices of the Warrant Agent in Portland, Oregon, for inspection by any Warrant Holder at which time the Warrant Agent may require the Warrant Certificate for inspection by it.

          Section 7.12. This Agreement shall terminate on the Expiration Date, on such earlier date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Company pursuant to Paragraph (5) of Section 2.03 for all cash held by it. The provisions of Section 7.04 shall survive such termination.

          Section 7.13. The Article headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.


     Section 7.14. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original.



          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto under their respective seals as of the day and year first above written.


ATTEST:
                   EMILY ANNIE, INC.



By:
                      Emily Putterman




ATTEST:           OXFORD TRANSFER & REGISTRAR AGENCY, INC.



By:

STATE OF NEW YORK )
                   )  SS.:
COUNTY OF NEW YORK  )




          On this      day of         , 19  , before me       personally came
EMILY PUTTERMAN, to me known, who, being by me duly sworn, did depose and say that her address is 209 Columbus Avenue, New York, New York 10023, that she is President of EMILY ANNIE, INC., described herein and which executed the above instrument; that he knows that seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.




            Notary Public


STATE OF          )
                  ) SS.:
COUNTY OF         )


          On this     day of        , 19  , before me personally
came                  , to me known, who, being duly sworn, did depose and say
that s/he resides at                        , that s/he is an authorized
signatory of OXFORD TRANSFER & REGISTRAR AGENCY, INC., the entity described in and which executed the above instrument.



            Notary Public